EXHIBIT 24.1
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                                POWER OF ATTORNEY
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KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Graham Taylor, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name and/or his behalf, to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable Magnus International Resources Inc. to comply with the Securities Exchange Act of 1934, as amended (the "Act"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, including, without limitation, the power and authority to sign his name in any and all capacities (including his capacity as a Director and/or Officer of Magnus International Resources Inc.) to the Annual Report on Form 10-K of Magnus International Resources Inc. for the fiscal year ended July 31, 2004 and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent, or any substitute or substitutes for him, shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents on the dates stated.

            Signature                       Title                   Date
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/s/ Mark Demmons
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Mark Demmons                         Director               November 10, 2004

/s/ Raymond Turner
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Raymond Turner                       Director               November 10, 2004